EXHIBIT 99.1

                                      LOGO
                                       OF
                                  OLD NATIONAL

                       P.O. Box 718 - Evansville, IN 47705
                                NYSE Symbol: ONB

NEWS RELEASE

SUBJECT: Old National announces fourth-quarter earnings of $.08 per share;
         Results include $10 million litigation reserve and $26 million provision for loan losses.

DATE:    January 22, 2004

For Further Information Call: John Poelker - (812) 461-9099
                              Executive Vice President - Chief Financial Officer

                              Lynell Walton - (812) 464-1366
                              Assistant Vice President - Investor Relations


Old National Bancorp (NYSE:ONB) announced today that its fourth-quarter 2003 earnings were $5.3 million, down from third-quarter earnings of $11.8 million. On a per share basis, the results were $.08 compared to $.17 in the third quarter of 2003. Earnings in the fourth quarter of 2002 were $.40 per share. All per share results have been adjusted to reflect a 5% stock dividend that was effective January 1, 2004.

For the full year 2003, earnings were $70.4 million or $1.05 per share, compared with $117.9 million or $1.75 per share in 2002. The earnings for 2002 included an $8.3 million after-tax gain on the sale of branches, which contributed $.12 to per share results.

In announcing the fourth-quarter results, the company indicated that it had set aside $10.0 million during the quarter for a reserve related to litigation against the company. The reserve covers settlements negotiated during the fourth quarter and expected future charges related to the litigation. The reserve addition resulted in an after-tax charge of $6.7 million or $.10 per share during the fourth quarter.

In addition to the reserve for litigation, Old National made a $26.0 million provision for loan losses during the quarter. The provision resulted in a reserve for loan losses at December 31, 2003, of $104.6 million, up $5.2 million from the $99.4 million reserve balance at September 30, 2003, and an increase of $16.9 million from December 31, 2002. The reserve to non-performing loans ratio increased to

100% from the 90% at September 30, 2003, reflecting the increase in the reserve and a reduction in non-performing loans from $110.2 million to $104.6 million.

Old National Chairman & CEO, James A. Risinger, noted, "The context for 2003's performance can be summarized in a single phrase -- credit quality. Clearly, our traditional approach to underwriting credit has not given us the desired results. We have completely redesigned our processes and controls and have implemented significant changes in our overall credit risk management structure. We expect that a combination of this new approach and some improvement in the regional economy will result in improved credit quality in the near future.

"However, while we continue to be vigilant and active in addressing these credit quality issues, we have not lost sight of our overall responsibility for Old National's future. We are making good progress in our metro strategy, especially in Indianapolis and Louisville; the financial services that we offer under the Signature Group umbrella are expanding our relationships with customers; and the reorganization of our mortgage business is in place, positioning it well in an industry that is making the transition from a high level of refinancings to a market in which originations play a larger role.

"We are focused on moving forward aggressively with our strategic initiatives and implementing improvements in operating procedures to insure that earnings growth will be restored as quickly as possible as the credit quality improves."

Balance Sheet
-------------

Total assets at December 31, 2003, were $9.354 billion compared to $9.613 billion at December 31, 2002. The reduction in assets was mainly attributable to a $180.7 million decrease in mortgage loans, including residential loans held for sale, during the year reflecting the heavy refinancing of mortgages brought about by historically low levels of interest rates. As has been discussed in earlier quarters, Old National is now selling most of the loans being refinanced into the secondary market resulting in a smaller loan portfolio. In addition to the reduction in mortgages, the company reduced its investment portfolio during the second half of the year in light of the narrow interest spreads available.

Investment Portfolio
--------------------

Old National's investment portfolio at December 31, 2003, was $2.932 billion, a reduction of $195.3 million from September 30, 2003, and $159.3 million less than the balance at December 31, 2002. As a percentage of total assets, the investment portfolio at year-end 2003 represented 31.3% compared to 32.2% at December 31, 2002, and 34.2% at its highest point during 2003, on June 30.

At December 31, 2003, the total unrealized gain in the investment portfolio was $23.8 million, up from $14.0 million at September 30, 2003, but significantly reduced from the $86.2 million at the end of 2002. Old National sold securities during 2003 that resulted in net gains of $23.6 million. No significant gains were taken during the fourth quarter.

Lending
-------

Commercial loan demand continues to be weak in Old National's core markets and balances of those loans fell by $49.9 million during the fourth quarter. For the full year 2003, total commercial loans declined by $112.3 million and ended the year at $3.467 billion. The most significant contributors to the reduction in commercial loans during the year were the sale of $48.2 million of non-performing commercial loans during the third quarter and $55.3 million of commercial loans charged off during the year.

While the national economy has shown recent signs of recovery, the heavy manufacturing and industrial based economy in the company's market has been slower to respond. A refocusing of the company's commercial lending activities toward a greater emphasis on small business lending and the continued growth in the newer markets of Indianapolis, Louisville and St. Louis are partially offsetting the sluggish demand in the company's historic markets.

Consumer lending continues to be a bright spot in the loan growth picture with that category of loans increasing $28.5 million during the fourth quarter to $1.163 billion at December 31, 2003. For the full year 2003, consumer loans rose $109.8 million or 10.4%. The company attributes this growth to sales and marketing efforts throughout its markets and the impact of Old National's increased focus on consumer banking products.

Mortgage loans, including residential loans held for sale, declined by 15.9% during 2003 from their total at December 31, 2002, reflecting the heavy levels of refinancing and the sale of replacement mortgages into the secondary market. The reduction in mortgage outstandings has abated over the last three months reflecting the stabilization of long-term rates. Old National's mortgages grew slightly during the fourth quarter from $951.1 million at September 30, 2003, to $955.8 million at year end.

Deposits and Funding
--------------------

Growth in core deposits continues to be strong with total core deposits (excluding brokered CDs) increasing $114.7 million during the quarter. The company's deposit strategy throughout 2003 has been to focus on demand deposits and other low cost transaction accounts while taking a very conservative approach to pricing higher cost CD products.

For the full year 2003, demand deposit and other transaction accounts grew by $276.6 million, an increase of 8.6%, while CDs and other time deposits were reduced by over $343.9 million. In addition to the reduced level of CDs, wholesale borrowed funds were also reduced during the year by $156.4 million.

The change in the funding mix combined with the reduction in the level of earning assets as a result of the decreases in both investment portfolio and mortgage loan assets has had a favorable impact on the company's overall funding structure. At December 31, 2003, 40.9% of earning assets were funded by lower cost transaction accounts compared to 38.2% at September 30, 2003, and 36.2% at December 31, 2002.

Capital
-------

Total shareholders' equity at December 31, 2003, was $715.5 million, 7.6% of total assets. Total shareholders' equity at December 31, 2002, was $740.7 million and represented 7.7% of assets. The reduction in shareholders' equity during 2003 was entirely attributable to the change in the unrealized gain on investment portfolio assets, reflecting the change in the interest rate environment during 2003 and the fact that securities with gains of $23.6 million were sold during the year and the gains recognized in earnings.

Earnings
--------

Earnings for the quarter were $5.3 million compared to $11.8 million in the third quarter of 2003 and $26.7 million in the fourth quarter of 2002. When compared to the fourth quarter of 2002, the majority of the reduction in earnings can be attributed to the $10.0 million litigation reserve and the increase in the provision for loan losses of $18.5 million over last year's $7.5 million for the same quarter.

For the full year 2003, earnings were $70.4 million compared to $117.9 million in 2002. Results for 2002 included $8.3 million of after-tax gains on the sale of branches. The decrease from 2002's earnings, excluding the branch sale gains, can be attributed to the litigation reserve and loan loss provisions. The provisions for loan losses in 2003 totaled $85.0 million, a $51.5 million increase over 2002.

Net Interest Income
-------------------

Net interest income for the fourth quarter was $72.5 million, down from the $73.6 million recorded in the third-quarter of 2003. The net interest income was, however, earned on average earning assets that were $269.3 million lower during the quarter than during the third quarter. This reduction of earning assets resulted in the company's net interest margin improving from 3.32% in the third quarter to 3.37% in the fourth quarter.

For the full year 2003, net interest income was $297.1 million, a 5.6% reduction from the $314.6 million earned in 2002. The heavier concentration of assets in lower yielding investment portfolio assets during most of the year, combined with the overall lower levels of interest rates, contributed significantly to the reduction in the company's net interest margin, which fell from 3.65% in 2002 to 3.37% in 2003.

Credit Quality
--------------

Old National made a provision for loan losses during the fourth quarter of $26.0 million, bringing the total provision for the year 2003 to $85.0 million. The total provision for the year 2002 was $33.5 million.

Net charge-offs for the fourth quarter were $20.8 million compared to $26.1 million in the third quarter. Charge-offs in the third quarter included $12.5 million related to the bulk sale of a portfolio of $51.6 million of non-performing loans. For the full year 2003, net charge-offs totaled $68.1 million representing 1.21% of average loans outstanding during the year. For the full year 2002, net charge-offs were $20.0 million, 0.34% of average loans.

The total portfolio of criticized and classified loans was reduced during the fourth quarter by $48.5 million. For the full year, the portfolio of these loans fell from $712.8 million at December 31, 2002, to $559.6 million at the end of 2003, a 21.5% reduction. Despite this improvement, the migration of loans within this portfolio to quality ratings requiring classification as non-performing continued through most of the year reflecting the impact of the weak regional economy on the company's borrowers. Nonaccrual loans totaled $104.6 million at December 31, 2003, compared to $100.3 million at the end of 2002. As a percent of total loans outstanding, nonaccrual loans represented 1.87% of loans at the end of 2003 compared to 1.74% at December 31, 2002.

Old National's reserve for loan losses at December 31, 2003, was $104.6 million, up from $99.4 million at September 30, 2003, and $87.7 million on December 31, 2002. As a percentage of total loans, the reserve for loan losses was 1.87% at December 31, 2003, compared to 1.52% at the end of 2002.

Other Income
------------

Fee and service charge revenues were $40.5 million during the fourth quarter, an increase of 11.9% over the $36.2 million earned in the fourth quarter of 2002. For the full year, fee and service charge revenues were $168.6 million; a $39.0 million or 30.1% increase over 2002.

Three main components of this category of revenue were significant in the changes from earlier periods. Insurance revenue for the quarter was $11.2 million compared to $4.3 million in the fourth quarter of last year. For the full year, this source of revenue totaled $36.8 million compared to $12.9 million in 2002. Significant acquisitions in the insurance agency line of business over the last 18 months have been a major contributor to this increase.

Trust, asset management and brokerage fees were $9.8 million for the quarter, up from $8.6 million in the same quarter last year. For the full year 2003, these revenues were $38.3 million compared to $30.5 million in 2002. The acquisition in July of 2002 of FEG, the Cincinnati based investment-consulting firm, contributed significantly to the increased revenue in this category compared to 2002.

Mortgage banking revenue for the fourth quarter of 2003 was $1.8 million, a significant decrease from the $8.0 million earned during the third quarter. While the third-quarter results included a $5.1 million recovery of previously written down mortgage servicing rights, a significant reduction in mortgage origination volume during the fourth quarter also contributed to the lower revenue. For the full year, 2003, mortgage banking related revenue totaled $19.1 million, a 31.7% increase over the $14.5 million recorded in 2002.

No significant securities gains were taken during the fourth quarter. For the full year, securities gains were $23.6 million compared to $12.4 million in 2002.

Other Expense
-------------

Other operating expenses during the fourth quarter totaled $80.1 million, a $4.7 million increase over the third quarter of 2003. During the quarter, the company recorded a $10.0 million charge to establish a reserve in connection with litigation, which was partially settled during the quarter. In addition, $2.5 million of accrued incentive payments charged to expense in earlier quarters of 2003 was reversed, since no incentive will be paid for 2003 results.

For the full year 2003, operating expenses were $299.7 million, up 16.3% over the $257.8 million expensed during 2002. Ten million dollars of the increase was due to the litigation reserve discussed above. In addition, approximately $25 million of the increase is attributable to acquisitions of subsidiaries during the second half of 2002 and during 2003.

In December of 2003, the company began an intensive organization-wide review of its operations focused on identifying revenue improvement and expense reduction opportunities. This rigorous effort, utilizing internal and external resources, is expected to be completed during the second quarter of

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

2004. It is expected that this review will lead to significant improvements in efficiency commencing in the second half of 2004 with full implementation anticipated by the end of 2005.

Litigation
----------

Old National took steps during the fourth quarter of 2003 to settle certain litigation arising out of claims against a bank that it had acquired in 1999. As a result, it established a reserve of $10.0 million for the settlement and other related litigation still pending.

The litigation grew out of transactions that occurred at First National Bank & Trust Company of Carbondale, Illinois, ("First National") before Old National acquired it. At the time of the acquisition, no actions or claims against the bank had been filed and First National's management was not aware of any pending claims. The litigation involves a former customer of the bank who has been convicted of fraud for diverting structured settlement funds under his management to his personal use. The plaintiffs in the litigation, the designated recipients of the funds, are attempting to seek restitution from the customer and other entities with whom he did business, including Old National.

Old National firmly believes that it is not liable in this regard, and a significant portion of the cases against Old National has been dismissed by trial courts over the last three months. The cases that have been settled, pending final court approval, were in a venue where the company faced significant obstacles to a favorable result and a settlement was negotiated to avoid a protracted trial and appeal process and the related significant legal expenses.

Old National had estimated that its exposure from this litigation (as discussed in the company's third-quarter 2003 Form 10-Q) could amount to approximately $31 million. The $10.0 million reserve covers cases with a potential exposure of approximately $15 million. Cases with an estimated exposure of approximately $16 million have been ruled in Old National's favor at the trial court level. It is not expected that any future losses from the remaining cases will have a material impact on Old National's results of operations.



Old National Bancorp, a $9.4 billion financial holding company headquartered in Evansville, IN, employs more than 3,000 professionals who advise, design and facilitate financial solutions to help clients reach their goals. Founded in 1834, Old National has grown to include client-focused financial services operations in Indiana, Illinois, Ohio, Kentucky, Tennessee and Missouri. With a special attention to service quality, Old National provides individuals and businesses financial solutions through a broad range of banking services as well as trust and investment services, insurance brokerage services and investment products.

Old National will hold its fourth-quarter Conference Call at 9:30 a.m. Central on Friday, January 23, 2004. The live audio Webcast of the conference call will be available on the company's Shareholder Relations Web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 12:30 p.m. Central on January 23 through 12:00 midnight on February 6. To access the replay, dial 1-888-203-1112, confirmation code 317100.




                            Forward-Looking Statement
                            -------------------------

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented. Internal and external factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National's business, competition, government legislation and policies, ability of Old National to execute its business plan, continued softness in the economy which could materially impact credit quality trends and the ability to generate loans, and other matters discussed in this news release. Actual results could materially differ from those contained in or implied by such statements. Old National undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of this release.

Old National Bancorp
Financial Highlights
($ in thousands, except per share data)

                                                Three-Months Ended
                                                    December 31
----------------------------------------------------------------------------------
                                                 2003        2002          Change
----------------------------------------------------------------------------------
Income Data:
----------------------------------------------------------------------------------
Net Interest Income  (FTE)                   $   72,490   $   76,678   $   (4,188)
----------------------------------------------------------------------------------
Noninterest Income                               40,542       36,245        4,297
----------------------------------------------------------------------------------
Securities Gains                                      1        4,109       (4,108)
----------------------------------------------------------------------------------
Total Revenue (FTE)                             113,033      117,032       (3,999)
----------------------------------------------------------------------------------
Provision for Loan Losses                        26,000        7,500       18,500
----------------------------------------------------------------------------------
Other Expense                                    80,126       69,307       10,819
----------------------------------------------------------------------------------
Income before Taxes                               6,907       40,225      (33,318)
----------------------------------------------------------------------------------
Provision for Taxes (FTE)                         1,631       13,496      (11,865)
----------------------------------------------------------------------------------
Operating Earnings                                5,276       26,729      (21,453)
----------------------------------------------------------------------------------
Gain on Branch Sales (After-Tax)                     --           --           --
----------------------------------------------------------------------------------
Net Income                                        5,276       26,729      (21,453)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
----------------------------------------------------------------------------------
Net Income                                          .08          .40         (.32)
----------------------------------------------------------------------------------
Operating Earnings                                  .08          .40         (.32)
----------------------------------------------------------------------------------
Operating Earnings (Cash Basis) (3)                 .09          .40         (.31)
----------------------------------------------------------------------------------
Average Diluted Shares Outstanding               66,728       66,863         (135)
----------------------------------------------------------------------------------
Book Value at 12-31                               10.75        11.05         (.30)
----------------------------------------------------------------------------------
Stock Price at 12-31                              21.76        22.04         (.28)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Performance Ratios:  (Based on Net Income)
----------------------------------------------------------------------------------
Return on Average Assets                            .22%        1.13%        (.91)
----------------------------------------------------------------------------------
Return on Average Equity (4)                       2.95        15.77       (12.82)
----------------------------------------------------------------------------------
Net Interest Margin (FTE)                          3.37         3.50         (.13)
----------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)       70.89        59.22        11.67
----------------------------------------------------------------------------------
Net Charge-offs to Average Loans (5)               1.48          .41         1.07
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans (5)        1.87         1.52          .35
----------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans (5)           1.87         1.74          .13
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Balance Sheet:                                                             % Change
----------------------------------------------------------------------------------
Average Assets                                9,402,518    9,436,022         (.4)%
----------------------------------------------------------------------------------
End of Period Balances:
----------------------------------------------------------------------------------
Assets                                        9,353,896    9,612,556        (2.7)
----------------------------------------------------------------------------------
Commercial and Consumer Loans                 4,630,695    4,633,221         (.1)
----------------------------------------------------------------------------------
Residential Real Estate Loans (5)               955,760    1,136,414       (15.9)
----------------------------------------------------------------------------------
Core Deposits (excluding Brokered CDs)        6,120,505    6,187,806        (1.1)
----------------------------------------------------------------------------------
Shareholders' Equity                            715,490      740,710        (3.4)
----------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.

(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $716,087 and $678,014, respectively, for 2003 and 2002, which excludes other comprehensive income.
(5)  Includes residential loans held for sale.

Old National Bancorp
Financial Highlights
($ in thousands, except per share data)

                                                Twelve-Months Ended
                                                    December 31
----------------------------------------------------------------------------------
                                                 2003        2002         Change
----------------------------------------------------------------------------------
Income Data:
----------------------------------------------------------------------------------
Net Interest Income  (FTE)                   $  297,130   $  314,606   $  (17,476)
----------------------------------------------------------------------------------
Noninterest Income                              168,593      129,580       39,013
----------------------------------------------------------------------------------
Securities Gains                                 23,556       12,444       11,112
----------------------------------------------------------------------------------
Total Revenue (FTE)                             489,279      456,630       32,649
----------------------------------------------------------------------------------
Provision for Loan Losses                        85,000       33,500       51,500
----------------------------------------------------------------------------------
Other Expense                                   299,716      257,845       41,871
----------------------------------------------------------------------------------
Income before Taxes                             104,563      165,285      (60,722)
----------------------------------------------------------------------------------
Provision for Taxes (FTE)                        34,150       55,635      (21,485)
----------------------------------------------------------------------------------
Operating Earnings                               70,413      109,650      (39,237)
----------------------------------------------------------------------------------
Gain on Branch Sales (After-Tax)                     --        8,282       (8,282)
----------------------------------------------------------------------------------
Net Income                                       70,413      117,932      (47,519)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Per Share Data: (Diluted) (1) (2)
----------------------------------------------------------------------------------
Net Income                                         1.05         1.75         (.70)
----------------------------------------------------------------------------------
Operating Earnings                                 1.05         1.63         (.58)
----------------------------------------------------------------------------------
Operating Earnings (Cash Basis) (3)                1.08         1.64         (.56)
----------------------------------------------------------------------------------
Average Diluted Shares Outstanding               66,832       67,308         (476)
----------------------------------------------------------------------------------
Book Value at 12-31                               10.75        11.05         (.30)
----------------------------------------------------------------------------------
Stock Price at 12-31                              21.76        22.04         (.28)
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Performance Ratios: (Based on Net Income)
----------------------------------------------------------------------------------
Return on Average Assets                            .74%        1.27%        (.53)
----------------------------------------------------------------------------------
Return on Average Equity (4)                       9.91        17.84        (7.93)
----------------------------------------------------------------------------------
Net Interest Margin (FTE)                          3.37         3.65         (.28)
----------------------------------------------------------------------------------
Other Expense to Revenue (Efficiency Ratio)       61.26        54.97         6.29
----------------------------------------------------------------------------------
Net Charge-offs to Average Loans (5)               1.21          .34          .87
----------------------------------------------------------------------------------
Reserve for Loan Losses to Ending Loans (5)        1.87         1.52          .35
----------------------------------------------------------------------------------
Non-Performing Loans to Ending Loans (5)           1.87         1.74          .13
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Balance Sheet:                                                             % Change
----------------------------------------------------------------------------------
Average Assets                                9,551,978    9,263,939          3.1%
----------------------------------------------------------------------------------
End of Period Balances:
----------------------------------------------------------------------------------
Assets                                        9,353,896    9,612,556         (2.7)
----------------------------------------------------------------------------------
Commercial and Consumer Loans                 4,630,695    4,633,221          (.1)
----------------------------------------------------------------------------------
Residential Real Estate Loans (5)               955,760    1,136,414        (15.9)
----------------------------------------------------------------------------------
Core Deposits (excluding Brokered CDs)        6,120,505    6,187,806         (1.1)
----------------------------------------------------------------------------------
Shareholders' Equity                            715,490      740,710         (3.4)
----------------------------------------------------------------------------------

(FTE) Fully taxable equivalent basis.
(1) All share and per share data have been adjusted for stock dividends and stock splits.
(2)  Assumes conversion of stock options.
(3)  Excludes after-tax impact of amortization of intangible assets.
(4) Based on average shareholders' equity of $710,353 and $660,893, respectively, for 2003 and 2002, which excludes other comprehensive income.
(5)  Includes residential loans held for sale.

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